Exhibit 10(l)


                                             Shareholder Approved
                                             5/10/93

                        Amended by the Board of Directors 1/13/97




                     OMNIBUS SECURITIES PLAN
                               OF
                   PHILLIPS PETROLEUM COMPANY
                     (Amended and Restated)


Section 1.  Purpose and Establishment.

The purpose of the Omnibus Securities Plan of Phillips Petroleum Company (the "Plan") is to benefit the Company's stockholders by encouraging high levels of performance by individuals whose performance is a key element in achieving the Company's continued financial and operational success, and to enable the Company to recruit, reward, retain and motivate employees to work as a team to achieve the Company's mission of being the top performer in each of our businesses by rewarding the creation of shareholder value.

The Omnibus Securities Plan of Phillips Petroleum Company shall become effective January 1, 1993 upon its adoption by the Company's stockholders at the 1993 Annual Meeting.


Section 2.  Definitions.

For purposes of the Plan, the following terms, as used herein, shall have the meaning specified:

(a)  "Award" or "Awards" means an award granted pursuant to Section
     4 hereof.

(b) "Award Agreement" means an agreement described in Section 5 hereof entered into between the Company and a Participant, setting forth the terms, conditions and any limitations applicable to the Award granted to the Participant.



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(c)  "Beneficiary" means a person or persons designated by a
     Participant to receive, in the event of death, any unpaid portion of an Award held by the Participant. Any Participant may, subject to such limitations as may be prescribed by the Committee, designate one or more persons primarily or contin-gently as beneficiaries in writing upon forms supplied by and delivered to the Company, and may revoke such designations in writing. If a Participant fails effectively to designate a beneficiary, then the Award will be paid in the following order of priority:
     (i)       Surviving spouse;
     (ii)      Surviving children in equal shares;
     (iii)     To the estate of the Participant.

(d) "Board" means the Board of Directors of the Company as it may be comprised from time to time.

(e) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

(f) "Committee" means the Compensation Committee of the Board or any successor committee with substantially the same responsi-bilities.

(g) "Company" means Phillips Petroleum Company, a Delaware corporation or any successor corporation.

(h) "Disability" shall mean the inability, in the opinion of the Company's group life insurance carrier, of a Participant, because of an injury or sickness, to work at a reasonable occupation which is available with the Company or at any gainful occupation which the Participant is or may become fitted.


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(i)  "Employee" means any individual who is a salaried employee of the Company or any Participating Subsidiary.

(j) "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

(k) "Fair Market Value" in reference to the common Stock of the Company means

     (i) the average of the reported highest and lowest sale prices per share of such Stock as reported on the composite tape of New York Stock Exchange transactions (or such other reporting system as shall be selected by the Committee) on the relevant date; or

    (ii) in the absence of reported sales on that date, the average of the reported highest and lowest sales prices per share on the last previous day for which there was a reported sale.

     The Committee shall determine the Fair Market Value of any security that is not publicly traded, using such criteria as it shall determine, in its sole discretion, to be appropriate for such valuation.

(l) "Insider" means any person who is subject to Section 16 of the Exchange Act.

(m) "Participant" means an Employee who has been designated by the Committee to be eligible for an Award pursuant to this Plan.

(n) "Participating Subsidiary" means a subsidiary of the Company, of which the Company beneficially owns, directly or indirectly, more than 50% of the aggregate voting power of all outstanding classes and series of stock, and one or more Employees of which are Participants, or are eligible for Awards pursuant to this Plan.


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(o)  "Restricted Stock" means shares of Stock which have certain restrictions attached to the ownership thereof, which may be issued under Section 4.3.

(p) "Retirement" means termination of employment with the Company or a Participating Subsidiary which qualifies the Employee for Retirement as that term is defined in the Retirement Income
     Plan of Phillips Petroleum Company or of the applicable retirement plan of a Participating Subsidiary.

(q) "Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission as now in force or as such regulation or successor regulation shall be hereafter amended.

(r) "Section 16" means Section 16 of the Exchange Act or any successor regulation and the rules promulgated thereunder as they may be amended from time to time.

(s)  "Stock" means shares of Common Stock of the Company, par value
     $1.25.

(t) "Stock Appreciation Right" means a right, the value of which is determined relative to the appreciation in value of shares of Stock, which may be issued under Section 4.2.

(u) "Stock Option" means a right to purchase shares of Stock granted pursuant to Section 4.1 and includes Incentive Stock
     Options and Non-Qualified Stock Options as defined in Section
     4.1.


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Section 3.  Eligibility.

Awards may be granted only to Employees who are designated as Participants from time to time by the Committee. The Committee shall determine which Employees shall be Participants, the types of Awards to be made to Participants and the terms, conditions and limitations applicable to the Awards.


Section 4.  Awards

Awards may include, but are not limited to, those described in this
Section 4. The Committee may grant Awards singly, in tandem or in combination with other Awards, as the Committee may in its sole discretion determine. Subject to the other provisions of this Plan, Awards may also be granted in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan and any other employee plan of the Company.

4.1  Stock Options

A Stock Option is a right to purchase a specified number of shares of Stock at a specified price during such specified time as the Committee shall determine.

(a) Options granted may be either of a type that complies with the requirements of incentive stock options as defined in Section 422 of the Code ("Incentive Stock Options") or of a type that does not comply with such requirements ("Non-Qualified Options"), provided however, that the aggregate number of shares which may be subject to Incentive Stock Options under this Plan shall not exceed twenty million (20,000,000) shares of Stock.

(b) The exercise price per share of any Stock Option shall be no less than the Fair Market Value per share of the Stock subject to the option on the date the Stock Option is granted.


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(c)  A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares of Stock to be purchased.

(d) The exercise price of the Stock subject to the Stock Option may be paid in cash or, at the discretion of the Committee, may also be paid by the tender of Stock already owned by the Participant, or through a combination of cash and Stock, or through such other means the Committee determines are consistent with the Plan's purpose and applicable law. No fractional shares of Stock will be issued or accepted.

4.2  Stock Appreciation Rights

A Stock Appreciation Right is a right to receive, upon surrender of the right, but without payment, an amount payable in cash and/or shares of Stock under the terms and conditions as the Committee shall determine.

(a) A Stock Appreciation Right may be granted in tandem with part or all of, in addition to, or completely independent of a Stock Option or any other Award under this Plan. A Stock Appreciation Right issued in tandem with a Stock Option may be granted at the time of grant of the related Stock Option or at any time thereafter during the term of the Stock Option.

(b) The amount payable in cash and/or shares of Stock with respect to each right shall be equal in value to a percent of the amount by which the Fair Market Value per share of Stock on the exercise date exceeds the exercise price of the Stock Appreciation Right. The applicable percent shall be established by the Committee. The amount payable in shares of Stock, if any, is determined with reference to the Fair Market Value on the date of exercise.

(c) Stock Appreciation Rights issued in tandem with Stock Options shall be exercisable only to the extent that the Stock Options to which they relate are exercisable. Upon exercise of the Stock Appreciation Right, the Participant shall surrender to the Company the underlying


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     Stock Option.  Stock Appreciation Rights issued in tandem with Stock
     Options shall automatically terminate upon the exercise of such Stock Options.

4.3  Restricted Stock

Restricted Stock is Stock that is issued to a Participant and is subject to such terms, conditions and restrictions as the Committee deems appropriate, which may include, but are not limited to, restrictions upon the sale, assignment, transfer or other disposition of the Restricted Stock and the requirement of forfeiture of the Restricted Stock upon termination of employment under certain specified conditions. The Committee may provide for the lapse of any such term or condition or waive any term or condition based on such factors or criteria as the Committee may determine. The Participant shall have, with respect to awards of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the Restricted Stock and the right to receive any cash or stock dividends on such Stock. No more than thirty percent (30%) of the total number of shares of Stock available for Awards under the Plan shall be issued during the duration of the Plan as Restricted Stock.

4.4  Performance Awards

Performance Awards may be granted under this Plan from time to time based on the terms and conditions as the Committee deems appropriate provided that such Awards shall not be inconsistent with the terms and purposes of this Plan. Performance Awards are Awards which are contingent upon the performance of all or a portion of the Company and/or its Subsidiaries or which are contingent upon the individual performance of a Participant. Performance Awards may be in the form of performance units, performance shares and such other forms of performance Awards which the Committee shall determine. The Committee shall determine the performance measurements and criteria for such performance Awards.


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4.5  Other Awards

The Committee may from time to time grant Stock, other Stock based and non-Stock based Awards under the Plan including without limitations those Awards pursuant to which Shares of Stock are or may in the future be acquired, Awards denominated in Stock units, securities convertible into Stock, phantom securities and dividend equivalents. The Committee shall determine the terms and conditions of such other Stock, Stock based and non-Stock based Awards provided that such Awards shall not be inconsistent with the terms and purposes of this Plan.


Section 5.  Award Agreements.

Each Award under this Plan shall be evidenced by an Award Agreement setting forth the number of shares of Stock or other security, Stock Appreciation Rights, or units subject to the Award and such other terms and conditions applicable to the Award as determined by the Committee.

(a)  Award Agreements shall include the following terms:

     (i)  Non-assignability:
          -----------------
          A provision that the Awards under the Plan other than Awards representing Non-Qualified Stock Options shall not be assigned, pledged or otherwise transferred except by will or by the laws of descent and distribution and that during the lifetime of a Participant, an Award other than an Award representing Non-Qualified Stock Options shall be exercised only by such Participant or by the Participant's guardian or legal representative.

    (ii)  Termination of Employment:
          -------------------------
          A provision describing the treatment of an Award in the event of the Retirement, Disability, death or other termination of a Participant's employment with the Company, including but not limited to terms relating to the vesting, time for exercise, forfeiture or cancellation of an Award in such circumstances.


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   (iii)  Rights as Stockholder:
          ---------------------
          A provision that a Participant shall have no rights as a stockholder with respect to any securities covered by an Award until the date the Participant becomes the holder of record. Except as provided in Section 8 hereof, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment, in which case, grants of dividend equivalents or similar rights shall not be considered to be a grant of any other stockholder right.

    (iv)  Withholding:
          -----------
          A provision requiring the withholding of applicable taxes required by law from all amounts paid in satisfaction of an Award. In the case of an Award paid in cash, the withholding obligation shall be satisfied by withholding the applicable amount and paying the net amount in cash to the Participant.
          In the case of Awards paid in shares of Stock or other securities of the Company, a Participant may satisfy the withholding obligation by paying the amount of any taxes in cash or, with the approval of the Committee, shares of Stock or other securities may be deducted from the payment to satisfy the obligation in full or in part as long as such withholding of shares does not violate any applicable laws, rules or regulations of federal, state or local authorities. The number of shares to be deducted shall be determined by reference to the Fair Market Value of such shares of Stock on the applicable date.

     (v)  Holding Period:
          --------------
          In the case of an Award to an Insider:

          (A) of an equity security, a provision stating (or the effect of which is to require) that such security must be held for a least six months (or such longer period as the Committee in its discretion speci-
               fies) from the date of acquisition; or

          (B) of a derivative security with a fixed exercise price within the meaning of Section 16, a provision stating (or the effect of which is to require) that at least six months (or such longer period as the Committee in its discretion specifies) must elapse from the date of acquisition of the derivative security

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               to the date of disposition of the derivative security
               (other than upon exercise or conversion) or its underlying equity security; or

          (C) of a derivative security without a fixed exercise price within the meaning of Section 16, a provision stating (or the effect of which is to require) that at least six months (or such longer period as the Committee in its discretion specifies) must elapse from the date upon which such price is fixed to the date of disposition of the derivative security (other than by exercise or conversion) or its underlying equity security.

(b)  Award Agreements may include the following terms:

     (i)  Replacement, Substitution, and Reloading:
          ----------------------------------------
          Any provisions

          (A) permitting the surrender of outstanding Awards or securities held by the Participant in order to exercise or realize rights under other Awards, or in exchange for the grant of new Awards under similar or different terms (including the grant of reload options), or,

          (B) requiring holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards under the Plan.

    (ii)  Transferability of Non-Qualified Stock Options:
          ----------------------------------------------
          Such provisions as the Committee may, in its discretion, authorize in any particular case, with respect to all or any portion of any Non-Qualified Stock Options to be granted to Participant, the transfer by such Participant of any such Non-Qualified Stock Options to (a) the spouse, children or grandchildren (including in each case stepchildren or step grandchildren) of the Participant (all such persons collectively "Immediate Family Members":), (b)


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

          a trust or trusts for the exclusive benefit of persons all of whom are Immediate Family Members, or (c) a partnership in which all partners are Immediate Family Members, provided that following any such permitted transfer, subsequent transfers of transferred Non-Qualified Stock Options, except by will or the laws of descent and distribution, are prohibited. Following any transfer contemplated hereby, the transferred Non-Qualified Stock Options shall continue to be subject to all of the terms hereof and Administrative Procedure and the Award Agreement pursuant to which it was originally granted and the transferee shall be obliged to comply in all respects with all of the terms and conditions hereof, the Administrative Procedure and the Awards Agreement in the same manner as if the transferee were a Participant hereunder.

    (ii)  Other Terms:
          -----------
          Such other terms as are necessary and appropriate to effect an Award to the Participant including but not limited to the term of the Award, vesting provisions, deferrals, any requirements for continued employment with the Company, any other restrictions or conditions (including performance requirements) on the Award and the method by which restrictions or conditions lapse, effect on the Award of a Change of Control as defined in Section 9, the price, amount or value of Awards.


Section 6.  Shares of Stock Subject to the Plan

(a) Subject to the adjustment provisions of Section 8 hereof, the number of Shares for which Awards may be granted in each calendar year during any part of which the Plan is in effect (including, for the purpose of this limitation, shares of Stock which have been or may be the subject of Awards under the Prior Plans as defined in Section 17 hereof during such year) shall not exceed eight-tenths of one percent (.8%) of the total issued and outstanding shares of Stock on December 31 of the immediately preceding year. In the event that not all of the shares available in one year are used for Awards in that year, the number of shares not used


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     for Awards that year shall be carried forward and shall be available for Awards in succeeding calendar years in addition to the eight-tenths of one percent (.8%) of shares that would otherwise be available in such years.

(b) Any unexercised or undistributed portion of any terminated, expired, exchanged, or forfeited Award or Awards settled in cash in lieu of shares of Stock shall be available for further Awards in addition to those available under Section 6(a) hereof.

(c) For the purposes of computing the total number of shares of Stock granted under the Plan, the following rules shall apply to Awards payable in Stock or other securities, where appropriate:

     (i)  except as provided in (v) of this Section, each Stock
          Option shall be deemed to be the equivalent of the maximum number of shares that may be issued upon exercise of the particular Stock Option;

    (ii)  except as provided in (v) of this Section, each other
          Stock-based Award payable in some other security shall be deemed to be equal to the number of shares to which it relates;

   (iii) except as provided in (v) of this Section, where the number of shares available under the Award is variable on the date it is granted, the number of shares shall be deemed to be the maximum number of shares that could be received under that particular Award;

    (iv) where one or more types of Awards (both of which are payable in shares of Stock or another security) are granted in tandem with each other, such that the exercise of one type of Award with respect to a number of shares cancels an equal number of shares of the other, each joint Award shall be deemed to be the equivalent of the number of shares under the other; and


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


     (v) each share awarded or deemed to be awarded under the preceding subsections shall be treated as shares of Stock, even if the Award is for a security other than Stock.

Additional rules for determining the number of shares of Stock granted under the Plan may be made by the Committee, as it deems necessary or appropriate.

(d) The Stock which may be issued pursuant to an Award under the Plan may be treasury or authorized but unissued Stock or Stock may be acquired, subsequently or in anticipation of the transaction, in the open market to satisfy the requirements of the Plan.


Section 7.  Administration.

(a) The Plan and all Awards granted pursuant thereto shall be administered by the Committee so as to permit the Plan to comply with Rule 16b-3. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

(b) The Committee shall periodically determine the Participants in the Plan and the nature, amount, pricing, timing, and other terms of Awards to be made to such individuals.

(c) The Committee shall have the power to interpret and administer the Plan. All questions of interpretation with respect to the Plan, the number of shares of Stock or other security, Stock Appreciation Rights, or units granted, and the terms of any Award Agreements shall be determined by the Committee and its determination shall be final and conclusive upon all parties in interest. In the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern.

(d) It is the intent of the Company that the Plan and Awards hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be Insiders, satisfies the applica-


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


     ble requirements of Rule 16b-3, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 and will not be subjected to avoidable liability thereunder. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 7(d), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, the provision shall be deemed void as applicable to Insiders.

(e) The Committee may delegate to the officers or employees of the Company the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority with respect to substantive decisions or functions regarding the Plan or Awards thereunder as these relate to Insiders including but not limited to decisions regarding the timing, eligibility, pricing, amount or other material term of such Awards.


Section 8.  Adjustments Upon Changes in Capitalization.

Subject to any required action by the Company's shareholders, in the event of a reorganization, recapitalization, Stock split, Stock dividend, exchange of Stock, combination of Stock, merger, consolidation or any other change in corporate structure of the Company affecting the Stock, or in the event of a sale by the Company of all or a significant part of its assets, or any distribution to its shareholders other than a normal cash dividend, the Committee may make appropriate adjustment in the number, kind, price and value of Stock authorized by this Plan and any adjustments to outstanding Awards as it determines appropriate so as to prevent dilution or enlargement of rights.


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Section 9.  Change of Control

(a) In the event of a Change of Control of the Company, in addition to any action required or authorized by the terms of an Award Agreement, the Committee may, in its discretion, recommend that the Board of Directors take any of the following actions as a result of, or in anticipation of, any such event to assure fair and equitable treatment of the Plan
     Participants:

     (i) accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding Award made pursuant to the Plan;

    (ii) offer to purchase any outstanding Award made pursuant to this Plan from the holder for its equivalent cash value, as determined by the Committee, as of the date of the Change of Control; or

   (iii) make adjustments or modifications to outstanding Awards as the Committee deems appropriate to maintain and protect the rights and interests of Plan Participants following such Change of Control.

     Any such action approved by the Board of Directors shall be conclusive and binding on the Company and all Plan Participants.

(b) For the purposes of this Section, a "Change of Control" shall mean the earliest date on which either of the following events shall occur:

     (i) An individual, entity or group shall acquire, otherwise than directly from the Company, beneficial ownership of 20% or more of the outstanding common stock or voting power of the Company, provided that no such individual, entity or group shall be deemed to beneficially own any securities held by:


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


          (A)  the Company or any of its subsidiaries; or

          (B) any employee benefit plan of the Company or any of its subsidiaries, or

    (ii) The persons who were directors of Phillips Petroleum Company on February 12, 1990, together with those who subsequently became directors of Phillips Petroleum Company and whose election, or nomination for election by the Company's shareholders, was approved by the vote of at least a majority of the directors who were directors on February 12, 1990, or directors whose nomination or election was approved as provided above (the "Continuing Directors"), shall cease to constitute a majority of the Board or of its successor by merger, consolidation or sale of assets.

     However, a majority of the Continuing Directors may approve any event described in (a) of this Section and determine, for purposes of this Plan that a Change of Control has not occurred.


Section 10.  Rights of Employees.

(a) Status as an eligible Employee shall not be construed as a commitment that any Award will be made under the Plan to such eligible Employee or to eligible Employees generally.

(b) Nothing contained in the Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Company or constitute any contract or limit in any way the right of the Company to change such person's compensation or other benefits or to terminate the employment of such person with or without cause.


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



Section 11.    Awards in Foreign Countries.

The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Participating Subsidiaries may operate to assure the viability of the benefits of Awards made to Participants employed in such countries and to meet the purpose of this Plan.


Section 12.  Compliance with Applicable Legal Requirements

No certificate for Stock distributable pursuant to this Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company's Stock may, at the time, be listed.


Section 13.  Amendment and Termination.

The Board of Directors may at any time amend, suspend or terminate the Plan. The Committee may at any time alter or amend any or all Award Agreements under the Plan to the extent permitted by law. However, no such action may, without further approval of the stockholders of the Company, be effective if such approval is required in order that transactions in Company securities under the Plan be exempt from the operation of Section 16(b) of the Securities Exchange Act of 1934 and may not amend the plan so as to

     (i) increase the number of shares of Stock which may be issued under the Plan, except as provided for in Section 8;

    (ii) materially modify the requirements as to eligibility for participation,


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



   (iii) materially increase the benefits accruing to Participants under the Plan; or

    (iv) extend the duration beyond the date approved by the stockholders.


Section 14.  Unfunded Plan.

The Plan shall be unfunded. Neither the Company nor the Board of Directors shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid under the Plan.


Section 15.  Limits of Liability.

(a) Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

(b) Neither the Company nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken, in good faith under the Plan.


Section 16.  Duration of the Plan.

This Plan shall become effective on January 1, 1993 upon the adoption by the Company's stockholders at the 1993 Annual Meeting and the Committee shall have authority to grant Awards hereunder until December 31, 2002 subject to the ability of the Board of Directors to terminate the Plan as provided in Section 13.


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


Section 17.  Termination of Other Plans.

Effective upon the adoption of the Plan by stockholders, no further grants of options, stock appreciation rights, stock or restricted stock shall be made under the Company's 1986 Stock Plan and 1990 Stock Plan ("Prior Plans"). Thereafter, all grants and awards made under the Prior Plans prior to that date shall continue in accordance with the terms of the Prior Plans.




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